                                  ADDENDUM TO
                  AUTOMATIC REINSURANCE AGREEMENT NO. 2000-15
                                    between

                          TRAVELERS INSURANCE COMPANY
                              and its subsidiary
                      TRAVELERS LIFE AND ANNUITY COMPANY
                             Hartford, Connecticut
         (hereinafter referred to collectively as the CEDING COMPANY)
                                      and
               AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                                  (REINSURER)

Effective May 18, 2000, this Addendum is hereby attached to and becomes a part of the above-named Reinsurance Agreement. The following paragraph sets forth the REINSURER'S PARENTAL GUARANTEE:

   Whereas AXA Corporate Solutions Reassurance Company, Paris, France, (the "PARENT") directly and indirectly, owns 100% of AXA Corporate Solutions Life Reinsurance Company (the REINSURER), the PARENT guarantees the full and prompt payment of all of the REINSURER'S contractual obligations under this Reinsurance Agreement, plus all reasonable costs and expenses including attorney fees paid by the CEDING COMPANY in enforcing this guarantee. This guarantee shall be absolute, continuing and conditional only upon the contractual terms of the Reinsurance Agreement.

This Addendum does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Addendum, and it is subject, otherwise to all the terms and conditions of the Reinsurance Agreement together with all Amendments and supplements thereto.

TRAVELERS INSURANCE COMPANY
TRAVELERS LIFE AND ANNUITY COMPANY

By:      [/s/ illegible]                  Date:  10/31/01
         -------------------------------         ------------------------------
         Name/Title [illegible]

Attest:  Richard P. Rubin
         -------------------------------
         Name/Title Richard P. Rubin
         Counsel

AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY, New York, New York

By:      /s/ Michael W. Pado              By:    [/s/ illegible]
         -------------------------------         ------------------------------
         Michael W. Pado, President

Attest:  /s/ Julia Cornely                Date:  30 APRIL 2001
         -------------------------------         ------------------------------
         Julia Cornely, Assistant Vice
         President

AXA CORPORATE SOLUTIONS REASSURANCE COMPANY, Paris, France


By:      /s/ T. Dubois                    Date:  11/09/01
         -------------------------------         ------------------------------
         Name/Title T. Dubois
         CEO AXA CS Re Paris

Attest:  /s/ P. Guicheteau                       11/09/01
         -------------------------------
         Name/Title P. Guicheteau
         CFO AXA CS Re Paris


 -----------------------------------------------------------------------------
 Travelers Companies Agreement No. 2000-15-DB
   Effective May 18, 2000